SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment 2 to
FORM SB-2
Registration Statement
Under the Securities Act of 1933

Advanced Mineral Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Wyoming                         SEC-1400                 83-0331052
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
  of incorporation or         Industrial Classification      Identification
    organization)                  Code Number)                  number

                                                Charles D. Hamilton
233 Rogue River Highway                       233 Rogue River Highway
     PMB 1074                                        PMB 1074
Grants Pass, Oregon 97527                    Grants Pass, Oregon 97527
  541-899-6879                                      541-899-6879
 (Address, and telephone number          (Name, address and telephone number
of principal executive offices)               of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Centennial, CO 80122
Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
[ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE(1)
Common Stock (1)  1,500,000   $2.00      $3,000,000   $353.10
                 ----------              ----------   -------
Total                                    $3,000,000   $353.10

 (1) Represents common stock being sold in this offering.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated May 7, 2007.  SUBJECT TO COMPLETION

Up to a Maximum of 1,500,000 Common Shares,

$3,000,000
Advanced Mineral Technologies, Inc.

Advanced Mineral is registering up to 1,500,000 common shares for the aggregate offering price of $3,000,000 or $2.00 per common share.

Prior to the date hereof, there has been no trading market for our common shares. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part.

Consider carefully the risk factors beginning on page 7 in this prospectus.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007.

Our officers and directors will sell the common shares ourselves and we do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                  Per Common Share        Total
Offering Price                         $2.00           $3,000,000
Proceeds to Advanced Mineral,
before expenses                        $2.00           $3,000,000

The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by Advanced Mineral and (2) fees payable in connection with legal and accounting expenses incurred in this offering. These expenses are estimated to be $27,353 if the total offering amount is obtained.

TABLE OF CONTENTS

Prospectus Summary                                                 5
Risk Factors                                                       7
Forward Looking Statements                                        12
Use of Proceeds                                                   13
Plan of Distribution                                              14
Business Operations                                               15
Dilution                                                          26
Dividend Policy                                                   27
Determination of Offering Price                                   28
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             28
Management                                                        31
Security Ownership of Certain Beneficial Owners
  and Management                                                  34
Certain Relationships and Related Transactions                    35
Description of Capital Stock                                      36
Shares Eligible for Future Sale                                   37
Disclosure of Commission Position on Indemnification              38
  for Securities Act liabilities
Market for Common Stock and Related Stockholder
  Matters                                                         38
Experts                                                           39
Legal Proceedings                                                 39
Legal Matters                                                     39
Where You Can Find More Information                               39
Financial Statements                                              41

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Operations.                   Advanced Mineral has not begun
operations.  Net losses for the years
ended December 31, 2006 and 2005 were
$8,858 and $7,491, respectively.
Advanced Mineral will process, market and distribute OR-GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. We will require $2,500,000 to mine, process, market, sell and distribute material amounts of our products. Advanced Mineral intends to obtain the financing to fund these costs through this offering. Any exercise of our options to purchase additional claims will be made as with revenues or additional financing, yet to be determined.

Advanced Mineral's principal executive
offices are located at 233 Rogue River
Hwy, #1074, Grants Pass, Oregon 97527,
telephone number 541-899-6879.

Advanced Mineral owns mining claims in
Douglas County, Oregon and acquired the
mineral interest in 10,000,000 tons
pryophyllite ore in Oregon from Rogue
Silicates, Inc., a then non-affiliate,
controlled by Bruce Mesman.  We must
locate it on the property.  Rogue
Silicates does not take responsibility
for finding the clay materials.

Advanced Mineral has options to purchase additional mining claims in Douglas
County, Oregon owned by World Organic's,
Inc. and Rogue Silicates, Inc., non-
affiliates. Until the exercise of these options, Advanced Mineral holds leases to mine these claims.

Our officers and directors became engaged in the proposed mineralized clay business based on their association with and the prior bio-organic experience of Messrs.
Chapman and Meyers, directors of Advanced
Mineral.

The Offering                  Advanced Mineral hereby offers up to
1,500,000 common shares at $2.00 per
common share.

There is no minimum investment and no
minimum-offering amount.
We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part.

Common stock
 Outstanding                  12,588,807

Common shares to be
 Outstanding after
 Offering                     14,088,807

Percent of common shares
 owned by current
 shareholders after
 maximum offering             89.35%

Gross Proceeds After
 Maximum Offering             $3,000,000

Use of Net Proceeds           The net proceeds, if the total offering
amount is obtained, would be $2,972,647
and will be used for corporate operations and possible expansion as follows:

Purchase of additional mining
   claims                       $ 100,000
Portable plant                    250,000
Small wood chip furnace           250,000
Collector                          30,000
Packaging equipment                25,000
Building including permits        300,000
Packaging costs                    65,400
Building lease and utilities       55,200
Mine/Processing costs             102,240
Marketing costs                   750,000
Working capital                 1,024,807
                             ------------
Total Net Proceeds            $ 2,972,647

Market for our
common stock                 There is no market for our common stock

Selected Financial Data.              As of            As of
                               December 31, 2006    December 31, 2005
Balance Sheet
Total Assets                         $ 18,109             $ 11,775
Total Liabilities                    $ 20,348             $  5,156
Shareholders Deficit(Equity)         $( 2,239)            $  6,619
Statement of Income
Revenue                              $  5,375             $  4,500
Cost of revenues                     $  1,615             $ (1,615)
Operating Expense                    $(12,618)            $(10,376)
Net (Loss)                           $ (8,858)            $ (7,491)


RISK FACTORS

Advanced Mineral's business is subject to numerous risk factors. The following is a discussion of all of the material risks relating to the offering and our business.

1. We have not received any material income from operations to date and future financial results are uncertain. You may lose your entire investment.

We have not received any material income from operations to date and future financial results are uncertain. We cannot assure you that Advanced Mineral can operate in a profitable manner. We have an accumulated deficit of $(77,839) as of December 31, 2006. Further, we do not expect positive cash flow from operations in the near term. Prior to the commencement of material operations, we anticipate that we will incur increased operating expenses without realizing any material revenues. We therefore expect to incur significant losses into the foreseeable future. Continuing losses may exhaust our limited capital resources and force us to discontinue operations. Even if we obtain financing and/or future revenues sufficient to commence and expand operations, increased production or marketing expenses would adversely affect liquidity of Advanced Mineral. We may never become profitable.

2. There is no minimum offering amount or a formal escrow account. If we do not raise sufficient funds to reach profitable operations, you may lose your entire investment.

There is no minimum offering amount. All of the proceeds will be deposit directly into our operating account. We have not set up an escrow account, trust account or made other similar arrangements. As a result, we cannot assure you we can raise sufficient funds to reach profitable operations. You may lose your entire investment.

3. The initial prices of $2.00 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

4. Our corporate charter contains authorized, unissued "blank check" preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests and discouraging, delaying or preventing a change in control of the Company.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Furthermore, the issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

5. Advanced Mineral has never paid dividends and has no plans to pay dividends at any time in the near or distant future.

Advanced Mineral has never paid dividends on its capital stock, and Advanced Mineral does not anticipate paying any dividends for the foreseeable or distant future. Our present business plan does not include, for the foreseeable future and beyond, any payments of dividends to stockholders. Stockholders' sole strategy for any return on their investments will be the potential for the increase in the value of their stock and the possibility of liquidating their stock positions.

6. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our present shareholders, including officers, directors and founders, have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of $2.00 per common share. - - - If the maximum is sold, they will own 1,500,000 or 23.53% of our issued and outstanding common shares for which they will have paid $3,000,000 or $2.00 per common share in cash. This compares with 12,588,807 common shares held by our existing shareholder, for which they paid an aggregate consideration of only $75,600, or $0.006 per common share. These 12,588,807 common shares will constitute 89.35% of the issued and outstanding common shares following this offering if the maximum offering amount is sold. As a result, the financial risk of our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

7. Future stock issuances could dilute both existing and even future shareholders.

It is not now known what stock issuances we might find advisable or otherwise be required to undertake in the future in order to obtain profitable operations, stock issuances which, if they occurred, would substantially dilute existing shareholders. Further, such sales or issuances, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

8. Shares eligible for public sale in the future could decrease the price of our common shares and reduce our future ability to raise capital.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our common shares may be forced to sell such shares at prices below the price they paid for their shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

9. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

Currently there is no public market whatsoever for our securities. We will obtain a market maker to file an application with the NASD on our behalf so as to be able to quote the common shares on the OTC Bulletin Board maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our common shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common shares, developments affecting our business, including the factors referred to elsewhere in these Risk Factors, investor perception of Advanced Mineral and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our common shares. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

10. Our stock will be a "penny stock" under the federal securities regulation. The special rules applicable to the sale of penny stocks may make our stock less liquid and harder for investors to buy and sell our shares.

Under the rules of the Securities and Exchange Commission, Advanced Mineral's common stock will come within the definition of a "penny stock" because the price of Advanced Mineral's common stock is below $5.00 per share. As a result, Advanced Mineral common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny
stock.   These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser,
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell Advanced Mineral
common stock.   An investment in our securities is not likely to be
very liquid, and because of the additional requirements, many brokers do not participate in penny stock transactions. As a result, you may have a harder time buying or selling our shares.

10. Our principal stockholders will retain approximately 63.81% of our outstanding stock. This stockholder control could prevent or frustrate attempts to effect any transaction that is in the best interests of our minority stockholders.

Upon the completion of this offering, current officers and directors Gary Arthur and Charles D. Hamilton, Rogue Silicates, Inc., a non-affiliated entity and Ray Huckaba, all principal shareholders, will
retain approximately 63.81% of our outstanding stock.   This
stockholder control could prevent or frustrate attempts to effect any transaction that is in the best interests of our minority stockholders. For instance, they may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. There are no voting agreements among the principal shareholders with respect to voting their shares of common stock.

11. Current management's lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Other than Lee Meyer, our current officers have never been employed in any fashion in the mining industry. Also, no director or officer has an education or college or university degree in mining or geology or in a field related to mining. More specifically, other than Lee Meyer, our management lacks technical training and experience with exploring for, starting, and/or operating a mine.

With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, their decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

12. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

We will compete on customer preference and price. Adverse weather conditions, impurities in the clay and volume limitations could cause increased costs in mining and milling the clay. As a result, the cost of producing a quality product could result in a necessary increase in the price of our product.

13. Estimates of probable reserves may vary substantially from actual results.

There are numerous uncertainties inherent in estimating quantities of reserves, including many factors beyond our control. Estimates of economically probable reserves and future net cash flows necessarily depend upon a number of variable factors. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future pyrophyllite prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results.

For these reasons, estimates of the economically recoverable quantities of clay attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material.

14. We may not be able to conduct successful development activities on our clay reserves.

Our recoverable reserves will decline as we process the clay. We have not yet applied for the permits required or developed the mines necessary to use all of our reserves. Our inability to conduct successful development activities would adversely affect our future results.

Most of our excavating operations will be conducted on mining claims we own or lease. Because title to most of our leased properties and mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our reserves may be materially harmed if defects in title or boundaries exist. In addition, in order to develop our reserves, we must procure various governmental permits. We cannot predict whether we will receive the permits necessary to operate profitably in the future.

15. Excavating operations are vulnerable to weather and other conditions beyond our control.

Conditions beyond our control can increase the cost of excavating at particular mines for varying lengths of time. These conditions include weather and natural disasters, such as heavy rains and flooding, unexpected maintenance problems, variations in clay thickness, variations in the amount of rock and soil overlying the clay deposit, variations in rock and other natural materials and variations in geological and other conditions.

16. The cost of compliance of government regulation may decrease our profitability.
- - -
Federal, state and local authorities regulate the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,
   -  Permitting requirements,
   -  Air quality standards,
   -  Water pollution,
   -  Plant and wildlife protection,
   - Reclamation and restoration of excavating properties after excavating is completed,
   -  The discharge of materials into the environment
   - The effects that excavating has on groundwater quality and availability.

--- It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations. We
may never become profitable.   - - -


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that
involve risks and uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Advanced Mineral, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Advanced Mineral, or any other person, that we will realize these estimates and projections, and actual results may vary
materially.   We cannot assure you that any of these expectations will
be realized or that any of the forward-looking statements contained herein will prove to be accurate.


USE OF PROCEEDS

If the maximum offering amount is reached, Advanced Mineral shall receive gross proceeds of $3,000,000. Based on Advanced Mineral's present plans, which represent the existing and anticipated business conditions, Advanced Mineral intends to apply the estimated net proceeds of the maximum offering and at intervals less than $3,000,000 over the next twelve months as follows:

Gross proceeds                $ 3,000,000    $ 2,000,000     $ 1,000,000       $ 500,000
Offering expense                   27,353         27,353          27,353          27,353
                              -----------    -----------     -----------       ---------
Net proceeds                  $ 2,972,647    $ 1,972,647     $   972,647       $ 472,647

Purchase of additional
  mining claims               $   100,000    $   100,000     $   100,000       $ 100,000
Portable plant                    250,000        250,000         250,000               -
Small wood chip furnace           250,000        250,000         250,000               -
Collector                          30,000         30,000          30,000          30,000
Packaging equipment                25,000         25,000          25,000          25,000
Building including permits        300,000        300,000
Packaging costs                    65,400         65,400          65,400          65,400
Building lease and utilities       55,200         55,200          55,200          55,200
Mine/Processing costs             102,240        102,240         102,240         102,240
Marketing costs                   750,000        500,000          50,000          50,000
Working capital                 1,044,807        294,807          44,807          44,807
                              -----------     ----------     -----------      ----------
Total use of Proceeds         $ 2,972,647     $1,972,647     $   972,647       $ 472,647

The building would be built and used on our mine site in Douglas
County, Oregon. The other uses of proceeds would be used on all owned and leased mining sites in Douglas County, Oregon.

If less than $500,000 is raised, the priority of the use of proceeds shall be to first land and building lease, utilities, mining and processing cost, packaging cost and working capital before paying for any other proposed use of proceeds purpose.

If the offering is conducted through a National Association of
Securities Dealers, Inc. member firm, standard NASD commissions will be paid.
- - -

PLAN OF DISTRIBUTION

We will sell the common shares ourselves. If the offering is conducted through a National Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid. If broker-dealers assist us in the sale of our common stock, we will file an amendment to our registration statement which provides the name(s) of the broker-dealer(s), describes the relationship between us and such broker-dealer(s) and identifies the broker-dealer(s) as underwriter(s).

We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

Charles D. Hamilton, an officer and director, is offering the common shares. Mr. Hamilton will contact business associates of the officers and directors to solicit sales. No sales materials in addition to this prospectus will be used to market the securities. Advanced Mineral will register the common stock and Mr. Hamilton will initially offer the common stock in the state of California. The securities may be registered and sold in other, yet to be determined, states.

Mr. Hamilton will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Hamilton.

Mr. Hamilton is not subject to a statutory disqualification and is not an associated person of a broker or dealer. Additionally, Mr. Hamilton primarily performs substantial duties on behalf of Advanced Mineral otherwise than in connection with transactions in securities.

Mr. Hamilton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Mr. Hamilton may be deemed to be an underwriter of our offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007.

Our common stock is not traded over the counter. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.


BUSINESS OPERATIONS

Organization.

Advanced Mineral was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999, the name was changed to U.S. Sonix, Inc. On March 27, 2000, the name was changed to Advanced Mineral Technologies, Inc. Since inception, Advance Mineral has been formulating plans to process, market and distribute a mineralized clay classified as pyrophyllite. Advanced Mineral has acquired the mineral interest of pyrophyllite ore in Oregon. Advanced Mineral must locate the clay to be mined. Advanced Mineral has not begun operations and has a history of losses. Net losses for the years ended December 31, 2006 and 2005 were $8,858 and $7,491, respectively.

Product.

Advanced Mineral will process, market and distribute OR-GRO, an altered and mineralized volcanic clay classified as pyrophyllite that when used as a soil amendment, enhances the growth and health of plants. OR-GRO at 60-mesh size measurement or 600 particles per square inch will be used for soil amendment. OR-GRO at 325-mesh size measurement or 3250 particles per square inch will be sold as filler for insecticides, fungicides, cosmetics and spas.

OR-GRO mineralized clay has features that can release locked up phosphates in sols. Phosphate pollutants are of a major concern to all agriculture ground bordering waterways. The many trace elements that are in the clay become readily available when put into contact with soil bacteria. These mineral deficiencies are typically exhibited in agriculture crops. Based on in-house testing, a 10-mesh size measurement or 100 particles per square inch of OR-GRO covers one acre.

Packaged product is offered in 1 lb., 5 lb., 20 lb. and 40 lb.
Containers. One-ton bulk bags are also available. The majority of volume will be available in 40 lb. bags. Pricing will be as follows:

Container size              Retail/Wholesale Price
--------------              ----------------
1 lb.                       $ 4.50-$  2.25
5 lb.                         8.50    4.25
20 lb.                       30.00   15.00
40 lb.                       40.00   20.00

Pricing and packaging will depend on type of markets being targeted. Historically package sizes have been 1 lb, 5 lb, 20 lb, 40 lb, 1-ton bags and containers. Material was processed to a 10 mesh minus mesh size and pricing ranged from $ .50 to $ 3.00 per pound retail. The mesh size refers to the size of a clay particle. The finer the grind, the higher the mesh size. For example, a 50-mesh screen means it has 50 open spaces per linear inch. A 325 mesh has 105,625 holes per square inch. Our market research has indicated that a finer more micronized processing to as fine as 325 mesh will open a sizeable market that will allow a pricing structure of more than 10 times the courser mesh product.

Purchase of Mining Claim.

On February 29, 2005, Advanced Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Rayment Huckaba ("Sellers") to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Advanced Mineral. Lee Meyer and Charles Hamilton are officers and directors of Advanced Mineral.

To date, Advanced Mineral has incurred approximately $15,000 in expenses due to Ray Huckaba for assessment work and payments of $5,000 per year to Rogue Silicates under the lease agreement in addition to the 400,000 common shares that has been authorized but is not yet issued.

     Description of Rock Formation . The rock formation is a homogenous deposit of mineralize clay primarily pyrophyllite.
Geologist have determined this depoit was naturally formed by volcanic activity. A Dacite Porphyry rock) was altered over a long period of time to a non-toxic, non-carcinogenic bluish colored material.

     Location and Means of Access. The mining pit titled Rogue #11-Douglas County-Recording number-2004-029662-BLM recording #ORMC 159285 is on a 20 acre Lode Claim within a 160 acres Associated Placer Claim. The Lode Claim is Wizard Island #1 owned by Rogue Silicates located in Township 29-South, Range 3-East, in Section 11. To access the mine, drive north from Medford Oregon on Highway 62 to Union Creek approximately 55 miles, turn left on Highway 230 to Diamond Lake and go 7 1/2 miles, turn left on Foster Creed Road (6540), stay on 6540 for 4 miles.

     Present Condition of Property. The pit is open. The overburden has been removed and the deposit is ready for production.

     Mechanical Equipment/Electrical Power. There is no mechanical equipment/electrical power at the mine or the proposed site.

     History and Chronology of Previous Operations and Operators.

   - 1981 - Ray Huckaba filed 3 lode claims on the Foster Creek area, Radee 1-2 and 3.
   - 1982 - Samples of the massive pyrites were sent to Umpqua Research
Center.
   - 1983 - Ray Huckaba started small field test.
   - 1984 - Geologist Lloyd Frizzel looked at property and determined the clay was massive and could be filed as Associated Placer Claims.
Ray Huckaba and Dave Pittock conducted tests with 9.5 alkali soils from Eastern Oregon, using pyrites as a soil amendment. Further tests were conducted with the clay on soils with a 5.5 ph.
   - 1985 -Ray Huckaba drilled 5 holes, the deepest at 500 feet, oever 1/2 miles apart. Mr. Huckaba built a bridge over Foster Creek, opened a pit and hauled 1200 tons of material to the Sprague River Ranch for test on barley. In the fall of 1985, Endurance Minerals conducted geological work on the property with Dr. Bayrock. The first market study was conducted by Canadian Research using the clay as a soil amendment.
   - 1986 - Endurance Minerals conducted field tests in three locations. Two of the field tests were discarded when it was found that the locations had been fertilized prior to the test. After the results of the field test, a new market study was done.
   - 1987 - Dr. Albert Wells was hired to draw up plans for a processing plant. Additionally, Endurance Minerals conducted a drilling program to verify results of the drilling done in 1985 by Ray Huckaba. They blocked out 42 million tons of marketable ore.
   - 1990 - Ray Huckaba took a track drill supervised by geologist and mining engineer Tom Ferrero and extended the area of clay. 2000 tons of materials were hauled to the White City storage facility where it was dried and stockpiled.
   - 1991 - aerial photos were taken and pins set to measure removal of the clay. Also, the University of Florida began work using silicon fertilizer to control the phosphate leaching into the water shed. In 1991, the name of the claims Radee was changed to Rogue.
   - 1992 - World Organics, Inc. leased the mines. 200 tons were mined and sold to Klamath Orchards and a large-scale test proved an increase in crop production from 600 to 1000 crates of pears. 400 tons were mined and stockpiled at the mill site accessible by Highway 230. Geo-

Chem tests were performed over a large area by Tom Ferrero. Also in 1992, the US Forest Service conducted an Environmental Assessment
(NEPA) study.
   - 1993 - US Forest Service signed a Plan of Operation.
   - 1994 - Pit #2 was opened, stockpiling 5 feet of overburden for future reclamation. 26,000 tons of oxidized material was removed and stockpiled for future use as a roofing tile.
   - 1995 - World Organics set up a test plan in White City and packaged 200 tons of clay.
   - 1996 - The product Or-Gro was introduced at two farm trade shows.
   - 1997 - Malvin Robinson started processing material at Gold Hill, Oregon and marketed Or-Gro under a non-exclusive agreement. Mr. Robinson died in 2004.
   - 1999 - University of Florida made their final report and the clay (Or-Gro) was classified as a silicon fertilizer.
   - 2000 - Advanced Mineral was formed, mineral interests purchased, lease agreements entered into and options obtained. Funding options were formulated and pursued.
   - 2003 - Clay was shipped to Industrial Minerals located in Sacrament, CA. The clay was processed into 325 mesh and sold to client companies, Eee-Wa-Kee and Bio-Organics.
   - 2005 - Eee-Wa-Kee conducted tests showing that a negative hydrogen ion may be partially responsible for some of the positive tests.

All of our mining claims, optioned or leased, are federal mining claims managed by the United States Forest Service.

Rogue Silicates Option to Purchase Mining Claims.

On June 1, 2000, Rogue Silicates, Inc. an Oregon corporation and a non-affiliate, granted Advanced Mineral an option to purchase certain mining claims, also known as the Wizard Island Mining Claims and the Rogue Mining Claims, located in Section 13, 14 and 15 Township 29 South, Range East, Willamette Meridian, Douglas County, Oregon. The option fee is $5,000 per year. The option is exercisable on or before June 1, 2008 by payment of the option purchase price of $10,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company.

Rogue Silicates Mining Claim Lease Agreement.

In conjunction with the option, Rogue Silicates and Advanced Mineral entered into a mining claim lease agreement whereby Rogue Silicates leased to mining claims under option to Advanced Mineral. The term of the lease began June 1, 2000 and will continue until Advanced Mineral has purchased the optioned mining claims. Under the lease agreement, Advanced Mineral pays $5,000 per year to maintain the properties and mine from the open pit. Advanced Mineral has the right to open new pits, drill new sites and haul up to 10,000,000 tons of material from anywhere on the Rogue mining claims. Advanced Mineral will be responsible to renew any permits in 2008 and to obtain additional permits if new areas are opened to be mined, not previously covered by current permits. There is no specific termination clause, however, if

Advanced Mineral abandons the property, does not pay the required lease fee and has not actively pursued it mining operation, Rogue Silicates may enter the property and dispose of any of Advanced Mineral's personal property.

Rogue Silicates Purchase Agreement.

On April 20, 2000, Advanced Mineral acquired the mineral interest of pryophyllite ore in Oregon from Rogue Silicates, Inc., a then non-affiliate, controlled by Bruce Mesman. Advanced Mineral agreed to buy 10,000,000 tons of pyrophyllite for 5,000,000 shares of common share. The stock has been valued at its par value of $.001 per share

The agreement with Rogue Silicates only gives us the right to mine 10 million tons of clay material, if we can locate it on the property. Rogue Silicates does not take responsibility for finding the clay materials.

World Organic Option to Purchase Mining Claims.

On April 4, 2006, World Organic. an Oregon corporation and a non-affiliate, granted Advanced Mineral an option to purchase mining claims commonly known as the Rabbit Ears and Rogue Mining Claims, located at
Section 19, 23 and 24 Township 29 South, Range 3 East, Willamette Meridian, Douglas County, Oregon. The option fee is $1.00 and annual assessment work consisting of sampling on all claims and clearing roads. The option is exercisable on or before January 1, 2009 by payment of the option purchase price of $3,000,000. The purchase price will be paid at closing in cash or by cashier's check or company stock providing the company is a publicly traded company.

World Organic Mining Claim Lease Agreement.

In conjunction with the option, World Organic and Advanced Mineral entered into a mining claim lease agreement whereby World Organic leased to mining claims under option to Advanced Mineral. The term of the lease began April 4, 2006 and will continue until Advanced Mineral has purchased the optioned mining claims. Under the lease agreement, Advanced Mineral agreed to pay to World Organic the sum of annual assessment work and filing fees per year to maintain the properties and mine from the open pit. Advanced Mineral must use the property exclusively as a mining claim with all rights as a mining claim, no timber shall be removed not associated with mining operations and water shall not be sold or removed from the property without a purchase from World Organic or until the optioned property has been purchased by Advanced Mineral.

Recent Agreements.

Effective December 20, 2006, Advanced Mineral contracted Rogue Silicates, Inc., an affiliate, to mine and process clay from the Rogue mines for $60.00 per ton at the mine site to a ten mesh size. Rogue agreed to utilize its account with Industrial Mineral of Sacramento, CA to process any material to a finer mesh at the cost of $275 per hour.

Additionally, Rogue Silicates leased one of its two 5 acres mill sites known as Rogue Mill Site #1 and #2 by Highway 230 to Advanced Minerals for $200 per year.

Lastly, Rogue Silicate agreed to handle the mining, processing and shipping for Advanced Mineral. A minimum run will be 10,000 tons with an escrow account to be set up to pay for operations.

There is no specific termination clause in the agreement.

On December 23, 2006, Advanced Mineral purchased pyrophyllite clay as needed for a price of $50 per ton. Advanced Mineral shall be solely responsible for the expenses associated with shipping. Advanced Mineral has the right of inspection of the clay at the mine site. There is no specific termination clause in the agreement.

Permits. Plan of operation permits must be obtained from the district ranger of the USDA. We have obtained the permits necessary to mine the reserves. The permits must be renewed every five years. The next renewal permit is required for 2008.

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor agreements.

Government Regulation.   Federal, state and local authorities regulate
the mining industry on a wide range of matters that will affect our operations, including:

   -  Limitations on land use,

   -  Permitting requirements,

   -  Air quality standards,

   -  Water pollution,

   -  Plant and wildlife protection,

   - Reclamation and restoration of excavating properties after excavating is completed,

   -  The discharge of materials into the environment

   - The effects that excavating has on groundwater quality and availability.

Since regulatory requirements as to these matters could have a material adverse effect on our business, financial condition and results of operations, a NEPA study was conducted and we have obtained excavating permitting as required by various federal, state and local authorities including data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment.

Excavating operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that any proposed exploration for or production of clay may have upon the environment. It may be costly and time-consuming to comply with these requirements and may delay commencement of exploration or production operations.

New legislation regulations or orders may materially adversely affect our excavating operation, our cost structure or our customer's ability to use clay, and since we fall into the guidelines already affecting the sand and gravel industry we do not expect any new regulations that would be beyond those affecting that industry.

     Reclamation and Mine Closure Accruals.    Federal and state
statutes require us to restore mine property in accordance with specific standards and to have an approved reclamation plan, and require that we obtain and periodically renew permits for excavating operations. We currently have these permits and approved reclamation plans with the above agencies, and intend to maintain and renew these permits and plans as required.

     Impact of Air Quality Regulations on Clay Consumption.   The Federal
Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate this should have an impact similar to current regulations affecting the sand and gravel industry.

     Mine Safety and Health. Federal and state safety health regulations in the clay excavating industry should be comparable to that of the sand and gravel industry and as such we would expect to follow those regulatory guidelines.

Research and Development.

We have not spent any funds on research and development activities during the last two fiscal years.

Transportation.

Transportation from the above described mine sites in Douglas County will utilize a four-mile Forest Service road. The road is gravel, one lane access with turnouts. The mine site is an open pit that is ready for excavating clay. The proposed mill site is Rogue Mill site #1. It is 5 acres and is 300 feet from Highway 230 and four miles away from the mine site just before the access road intersects with a state highway. The mill site is ten acres with ample space for processing and storage. The mill will be completely portable and will be removed each fall whether it is leased, contracted for or owned by Advanced Mineral. If we need to process clay in the winter, we will lease property in the Beaver March area on Highway 97 which is 34 miles from the mine. This is the only mill site we intend to operate.

We will use open pit excavating wherever possible because it will allow us to recover more clay per acre and facilitate the permitting of larger projects, which will allow excavating to continue over a longer period of time than would be the case using other excavating methods.

Manufacturing.

Satisfying production schedules to specification is our primary manufacturing goal. The preferred material sizes are 60 to 200 mesh. 60 to 200 mesh is used for agriculture. 200 minus is used for all other applications' products. 60 mesh materials will be screened. 200 minus and smaller will be air separated as a particle as small as 200 mesh will float in the air. Excavation, drying, milling and packaging will be the main manufacturing process.

Excavating.

The clay is soft and is simply ripped, stockpiled and loaded in trucks with a wheel loader and then hauled to the mill at the proposed Chemalt site. It will then be fed through an impact mill and sized to the proper mesh and bagged in 50 pound bags. Space at the site is adequate for this operation. The variables include weather, impurities and volume.

   Weather

The weather will impact the process. From December into May, snow normally covers the area. During the summer, temperatures can exceed 90 degrees Fahrenheit and afternoon rains sometimes occur. With rain, excavating during the summer/fall period, weight will be added to the product and the freight costs will increase. By using the sun, air-drying of the product can be accomplished in between rain occurrences, decreasing drying/freight costs.

We will normally have 120 days a year of air drying based on past weather patterns. Offsite drying will be performed on volumes exceeding the capacity of the mining site for air-drying. Separation of dried and wet clay will be staged at the mine site.

Approximately 1875 tons of clay can be ripped and air-dried on two separate grids every 3 days during summer heat. Once dry, the clay can be stored for crushing or shipped to another processing plant.

   Impurities

The impurities in the deposit have to be identified and stockpiled. The vegetative growth and glacier till make up the top four feet of the product. The next 16 to 20 feet are an oxidized material that lacks the sulphur that pyrites contain, which in turn causes oxidization changing the color from blue to red. This product will be used as a silicon fertilizer for sulphur and iron sensitive crops. Below this layer is the blue clay referred to as Or Gro. It is un-oxidized and used for all other applications in the agriculture market, or can be utilized as fungicide or pesticide fillers.

The present site does not present a storage problem. The mill site is four miles away from the clay deposit. Block drilling suggests no significant volume exists at this site. Block drilling shows that the stockpile site is resting on a layer of volcanic ash 200 feet deep. Contamination of this material would not adversely affect the product.

   Volume

Given the site conditions, access limits the volume transportable without enhancement. Levels of 250,000 tons represent 7800 loads of 32 tons. For a five-day week at 10 hours operation for 22 weeks would be the minimum loading time allotted by seasonal conditions. With this parameter, 71 trucks will need to be loaded and navigated on this four-mile stretch each day. We will first go to a 7 day 24 hour per day operation when we reach maximum operation we will widen the haul road, open other excavating sites and conveyors to alleviate this variable. Any transportation of larger volumes requiring trucks, trains or barges will be managed by Don Brazale and Associates on an as needed basis.
No written agreement has been entered into with Don Brazale and Associates.

Drying

This process insures product specification of less than 8% moisture. More than 8% moisture will increase drying time and freight costs. Less than 6% moisture would cause dusting.

Due to the cost of removing moisture with drying equipment, the first option will be to air dry. As much as 125,000 tons can be air-dried under normal weather conditions. The mill site can be set up to spread additional material for drying.

Drying equipment is available for lease. If late season mining is required due to product demand, air-drying may not be possible. The proposed processing plant site in the Chemalt area will be a 34 mile haul from the mine site, rain fall at the mine site is approximately 65 inches per year and 34 miles east the rainfall is 7 inches per year. The cost will be factored into this process based on overrun.

Milling and Packaging

Milling crushes the clay to specified size. Equipment capable of this task varies in cost and output. Our initial plans include contingencies based on large single order potential

At the deposit and/or the mill site, milling will be performed for initial volume requirements. Over 20,000 tons will be able to be produced in 90 days with an 8-hour day operation. Downtime potential has been subtracted from available run time. Daylight hours during the mining season would permit longer workdays.

Once tonnage exceeds maximum capability, unprocessed dry material can be freighted, if necessary to another, yet to be determined, location. Mobile equipment that can effectively handle increased volume will be available to lease.

Finished material can either be transported in bulk sale or to a packaging/storage area to be built on the optioned mining claim in the Chemalt area, 34 miles from the mine. The property will be purchased with proceeds of this offering and utilized for storage, packaging and off-season milling as it has only 7 inches of rainfall per year, is located on a usable highway, has rail facilities and a major gas line.

As of June 30, 2006, Rogue Silicates mined and transported 2,000 tons of material to a storage area 34 miles from the mining property. The bagged clay was trucked back to Merlin OR, and stored in a rented building. All of the material was sold in sample lots. The storage building is no longer rented. The proposed processing facility is located approximately 40 miles from the mining property in Chemalt, Oregon. To date, Advanced Mineral has not entered into any agreements for the milling and packaging. As soon as funds allow, Advanced Mineral will initially contract for the mining and processing of the clay with Rogue Silicates at the estimated cost of $60.00 per ton. As soon as feasible, Advanced Mineral will be responsible for processing and preparing the product for shipment with equipment to be purchased. Initially, 1,000 tons will be processed. The unprocessed clay will be sized and bagged as needed for research and development, marketing or sales.

The Market

Several markets exist for this product. The following categorizes the agriculture markets

1.   Commercial farming (organic) (Non-organic)
2.   Greenhouses
3.   Horticulture growers (nurseries)
4.   Potting soil manufactures
5.   Seed growers
6.   Retail (home gardening)
7.   Landscape services
8.   Use as a fungicide and a fungicide filler

The largest market close to the mine is commercial farming.

Marketing

The agricultural market is presently seeking economical sources of Silicon Fertilizer. In addition to direct sales efforts, Advanced Mineral's initial focus will be to develop and market to the wholesale market channels, such as small and local distributors who market to farmers, both commercial and organic, nurseryman, landscapers and others.

Each of the broad markets identified above, will have specific marketing and sales strategies agendas targeting that market segment. Crisis situations such as the current phylloxera infestations occurring in the grape stock industry will be targeted heavily.

Target Markets

Advanced Mineral will concentrate on the horticultural segment of the market where the greatest potential for economic benefit is expected.

We will select distributors and commission agents who already have an agriculture customer base and who are receptive to the potential market for OR-GRO.

Advertising and Promotion

We intend to work with seasoned and capable advertising and public relations people who will assist in developing a comprehensive
advertising and public relations program.   Advertising will be done
independently and cooperatively with distributors and companies with whom the company has joint marketing /sales relationships.

Advanced Mineral will develop a professional web site. The website is currently under construction but is reserved under the following domain address - OR-GRO.net.

Early promotional efforts will be to exhibit photos and create videos of plants that show results from the use of OR-GRO. Included with the photos and videos will be scientific proof that silicon fertilizer is essential in sustaining crop yields. The web site will be included in all the promotion and printed material.

Competition

There are products on the market, which are effective soil amendments. Organic fertilizers range from $550 to $998 per ton. Most are used to address the soil structure, which enhances plant health, (kelp meal, blood meal, and bone meal). The products that are our greatest competition consist of byproducts of industrial slag containing amorphous silica, an industrial waste product. All of our competitors are larger and have substantially greater financial, marketing and other resources than us. We will compete on the basis of customer preference and cost.

These products do increase yield and nutrient levels, but none exhibit the percentage gains of OR-GRO obtained through our field testing. Tests were conducted on a wide variety of vegetables showing the Advanced Mineral could get 15% to 42% at 1 ton per acres at 10 mesh compared to using 4 to 15 tons per acre of our competitors' products.

Rock dust costs about $350 per ton delivered to a customer in Washington from British Columbia.

Horticultural silicon fertilizers include potassium silicate and sodium silicates priced as high as $1,800 per ton depending on their soluble silicon levels. Commercial farming utilizes calcium silicates (rec-lime) and in some instances finely ground basalt with application rates as high as 15 tons per acre with cost of $45 per ton.

Employees

Charles D. Hamilton, an officer and director is currently our only employee. Additionally employees will be hired as funds allow. In the immediate future, Advanced Mineral will hire a general manager and a secretary.

Reports to Security Holders

After this offering, we will become a fully reporting company under the requirements of the Exchange Act, and we will file the necessary quarterly and other reports with the Securities and Exchange Commission. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our office space at 50 Beekman Sq. Jacksonville, Oregon, 97530 is provided free of charge from Mr. Charles Hamilton, an officer and director. Our office space consists of 900 square feet.


DILUTION

Assuming completion of the offering, there will be up to 14,088,807 common shares outstanding. The following table illustrates the per common share dilution as of December 31, 2006 that may be experienced by investors at various funding levels.

Funding Level                  $3,000,000      $2,000,000      $1,000,000      $500,000
                              -----------     -----------     -----------    ----------

Offering price                    $2.00            $2.00           $2.00          $2.00
Net tangible book
value per common
share before offering       (.0002)          (.0002)          (.0002)         (.0002)
Increase per common
share attributable to
investors                    .2098            .1498            .0798           .0398
                            ------           ------           ------          ------




Pro forma net tangible
book value per
common share after
offering                             .21             .15             .07            .04
                                  ------          ------          ------         ------
Dilution to investors               1.79            1.85            1.93           1.96

Dilution as a
percentage of
offering price                      89.5%           92.5%          96.0%          98.0%

Based on 12,588,807 common shares outstanding as of December 31, 2007 and total stockholder's deficit of $(2,239) utilizing audited December 31, 2006 financial statements.

The officers, directors, promoters and affiliated persons paid $.001 per common share in comparison to the offering price of $2.00 per common share.

Further Dilution

In the future, Advanced Mineral may issue equity and debt securities:
Any sales of additional common shares may have a depressive effect upon the market price of Advanced Mineral's common shares and investors in this offering.


DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Advanced Mineral based on the financial needs of Advanced Mineral without regard to the book value or market value, if any, of our common shares.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties

Advanced Mineral is in the development stage, has not commenced material operations and has sustained a loss to date. The demand for our products would be negatively affected by adverse weather conditions, impurities in the clay and volume limitations.

Investing Activities

Since inception, Advanced Mineral has pursued limited investing activities. For the years ended December 31, 2006 and 2005, Advanced Mineral did not pursue any investing activities.

Financing Activities

For the year ended December 31, 2006, Advanced Mineral had an increase in loans payable of $15,192 and an increase in deferred offering costs of $6,029 resulting in net cash provided by financing activities of $9,163. Comparatively, for the year ended December 31, 2005, Advanced Mineral had an increase in loans payable of only $5,000 resulting in net cash provided by financing activities of $5,000.

Results of Operations

We are a development stage company and have not yet commenced material operations.

For the year ended December 31, 2006, we received revenues of $5,375 with a cost of revenues of $1,615. For the year ended December 31, 2006, we had operating expense of $12,618 which consisted of basic operating expenses necessary to pursue operations and the administrative, legal and accounting expenses necessary to complete this registration statement. Comparatively, for the year ended December 31, 2005, we received revenues of $4,500 with a cost of revenues of $1,615 with operating expenses of $10,376 which consisted of basic operating expenses necessary to pursue operations.

Plan of Operation. In addition to raising at least $500,000 in this offering, our ability to continue in existence is dependent on our ability to commence full scale operations.

Milestones:                          Steps                     Timeline

1. Escavate material          Obtain permits                    month 1
                              Identify contractors and freight
                                companies                       month 1
                              Establish processing location     months 1-2
                              Prepare location for bulk storage months 1-2

2. Process Material           Establish product specifications  month 1
                              Obtain facility for processing    months 2-4
                              Buy, lease or contract appropriate
                               equipment                        month 4
                              Install Equipment                 months 4-5
                              Test-Run material to establish
                               actual capability                month 5
                              Process and store finished
                               material to meet sales
                               projections                     months 4-12

3. Setup marketing plan     Update and approve labeling         months 1-3
                            Produce sales manual                months 2-4
                            Create sales brochures              months 2-3
                            Identify and target potential
                              Customers                        months 2-12
                            Attend trade shows                  month 7

Milestone 1 needs to be complete prior to commencing milestone 2. No other milestone needs to be complete to pursue milestone 3.

If insufficient funds are raised in this offering, management will pursue alternative forms of funding, not yet determined, necessary to reach the milestones described above.

Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others, FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The interpretations provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company has no guarantees, and therefore believes the adoption of FIN 45 will not have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non monetary Assets - a replacement of APB Opinion No. 20 and FASB Statement No. 3". This Statement eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements. This Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error - an amendment of APB Opinion No. 29". This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the usual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect application of SFAS No. 154 to have a material affect on its financial statements.

Controls and Procedures

The chief executive officer and chief financial officer of Advanced Mineral has made an evaluation of the disclosure controls and procedures relating to the financial statements of Advanced Mineral for the nine months ended December 31, 2006 and have judged such controls and procedures to be effective as of December 31, 2006 (the evaluation date).

There have not been any significant changes in the internal controls of Advanced Mineral or other factors that could significantly affect internal controls relating to Advanced Mineral since the evaluation date.

MANAGEMENT

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number, as the board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the un-expired term and until the successor is elected and qualified.

The directors, executive officers and significant employees are as follows:

NAME                         AGE        POSITIONS HELD              TERM
Charles D. Hamilton          58        President, CEO, CFO       January 3, 2005
                                       Director                     to present

Gary Arthur                  55        Director                   May 3, 2000
                                                                    to present
                                       President                    May 3, 2000
                                                              to January 3, 2005

Don Chapman                  69        Director                   June 6, 2005
                                                                    to present

Lee Meyer                    82        Vice President of          June 6, 2005
                                       Marketing, Director         to present

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Resumes

Charles D. Hamilton.   Mr. Hamilton owned and operated two restaurants
in Oregon, The Hamilton House 1976-1998, 10,000 sq. ft. upscale dining facility that sold for $1.4M. From 1998-2004 Hamilton developed and operated the Hamilton River House located on the Rogue River. The Hamilton River House sold in 2004 for $1.1M. From 1993-1999, Mr. Hamilton was a director, executive committee member and treasurer of the Oregon Restaurant Association, where he served to represent over 3,000 Oregon Restaurants. Mr. Hamilton does not have any background in accounting and/or finance.

Educated at Lewis and Clark College, Mr. Hamilton was awarded a BS degree in Psychology. Mr. Hamilton did his graduate studies at San Francisco State (Industrial Psychology and Organizational Behavior).

In 1972, he assisted in the development of the first local probation department in Josephine County. In 1974, Mr. Hamilton applied for a grant and was instrumental in development of the first residential treatment center for young men on probation in the Grants Pass-Merlin area.

Gary Arthur. From 2001 to 2005, Mr. Arthur worked as a customer service representative for Sprint, a communications company. From 1996 to present, Mr. Arthur provided consulting services on a self employed basis. From May 3, 2000 to January 3, 2005, Mr. Arthur serviced as President of Advanced Mineral. From 1985-1996, Mr. Arthur was the owner/operator of Beaver Shook and Stock, a manufacturing business in Murphy, Oregon. Gary's management produced growth from original purchase in 1985 of $100,000 per year to over $1.5 million when company sold in 1996. Mr. Arthur has a bachelor of science degree in Business Administration from the University of Maine in 1977 He earned an associate's degree in computer technology in 1977 when he attended Air Force University and Cost Engineering at Richter College.

Don Chapman. Mr. Chapman graduated of Portland State University with a degree in Behavioral Sciences in 1968. He was honorably dispatched from the Army 1962. Mr. Chapman completed graduate studies in marketing at University of Cincinnati and Xavier University.

Mr. Chapman worked for Bio-Organics, Inc. from 1996-present. Bio-Organics is engaged in the manufacturing, distribution and marketing of biological soil additives. He developed trade with Europeans and Asian marketplace and has established business with over 20 dealerships in North and South America. Mr. Chapman currently markets direct sales to landscapers, farmers, gardeners, golf courses and plant nurseries. He also oversees direct marketing via print advertising and internet marketing by establishing website and automated ordering systems.

Mr. Chapman's experience and employment background is extensive:
-   Burke Marketing Research, Cincinnati, Ohio, 1968-1975.
-   Account Executive trainee advancement to Chicago branch manager.
- Mr. Chapman designed, administered, analyzed and presented survey research results for major advertisers:

      -  Kraft Foods,
      -  Quaker,
      -  Sears,
      -  Allstate,
      -  KFC,
      -  Abbott Labs,
      -  US Army Recruiting Command,
      -  Pizza Hut,
      -  RJ Reynolds, and
      -  Wrigley.
   - Ad Factors Inc., Chicago, Il, 1975-1986, CEO/President. Founded company with three other employees of Burke Marketing Research. Designed and conducted custom-design marketing/advertising strategy and evaluated new products through home use trials/test markets. Clients include:
         -   Kraft Foods,
         -   Proctor & Gamble,
         -   BMW,
         -   United Airlines,
         -   Warner-Lambert,
         -   Citicorp,
         -   McDonald's,

         -   General Mills and
         -   Apple Computer.

The company was named one of Inc. Magazine's 500 fastest growing private companies in 1982. With 330 employees and offices in Chicago, New York and Philadelphia. Sold to a British investment company in 1986.

From 1986-1994, Mr. Chapman took a personal sabbatical leave.   From 1994-
1996, Mr. Chapman developed a full service-advertising agency in partnership with his son that produced printed ads, brochures and television commercials.

Lee Meyer. Mr. Meyer is a currently a manager at Omni International, LLC a company specializing in imported stone. Mr. Meyer has been president of World Organic, Inc. from April 1, 1999 to the present. A graduate from Arizona State University with advanced studies, Mr. Meyer has a degree in chemistry. Mr. Meyer has invented, manufactured and marketed products in the paint industry. He is the founder and inventor of Stretchcoat, a elastomer and lightweight latex paint for the building industry. Other products invented and developed by Mr. Meyer include Coro-Chek, a cleaner and lubricant for airless sprayers currently marketed throughout the world and is sold under private labels to major equipment manufactures.

Executive Officer Compensation

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

The following shows the annual salaries, bonuses and stock options for our executive officers for the year ended December 31, 2006:

-------------------------------------------------------------------------------------------------------------------------+
                                             SUMMARY COMPENSATION TABLE
+----------------------------------------------------------------+--------------------------------------------------------+
|                                                                | Long-Term Compensation                                 |
+----------------------+-----------------------------------------+------------------------------+-------------------------+
|                      | Annual Compensation                     | Awards                       | Payouts                 |
+----------------------+---------+-----------+-------------------+-----------+------------------+-------------------------+
|(a)        |   (b)    | (c)     |   (d)     | (e)               | (f)       |  (g)             |  (h)       (i)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------
|           |          |         |           | Other             |Restricted | Securities       |          |              |
|Name and   |          | Annual  |   Annual  | Annual            |Stock      | Underlying       |LTIP      | All Other    |
|Principal  | Fiscal   | Salary  |   Bonus   | Compensation      |Awards     | Options/SARs     |Payouts   | Compensation |
|Position   |  Year    | ($)     |   ($)     | ($)               |($)        | (#)              |($)       | ($)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+
|Charles D. |  2005      $     -        -            -                  -            -                 -           -
|Hamilton(1)
|CEO, CFO
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+

                            Individual Grants
---------------------------------------------------------------------------------
(a)                (b)                (c)                 (d)                (e)
                Number of
                Securities         % of Total
                Underlying         Options/SARs
                Options/           Granted to
                SARs               Employees in      Exercise or Base     Expiration
Name            Granted(#)         Fiscal Year       Price ($/Sh)            Date
Charles D.
Hamilton            -                     -                -                    -

Option/SAR Grants in Last Fiscal Year

 (a)               (b)                (c)                 (d)                (e)
                                                      Number of
                                                      Securities         Value of
                                                      Underlying         Unexercised
                                                      Unexercised        In-the-Money
                                                      Options/SARs       Options/SARs
                                                      FY-End(#)          FY-End($)
                Shares Acquired                       Exercisable/       Exercisable/
Name            on Exercised(#)   Value Realized($)   Unexercisable      Unexercisable
---------------------------------------------------------------------------------------
Charles D.
  Hamilton              -                 -                  -                    -

The blank tables are intentional. No grants required to be disclosed have been made.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2007, the number and percentage of outstanding shares of Advanced Mineral common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of                     Common Stock        % Class Owned       % Class Owned
Beneficial Owner          Beneficially Owned   before offering      after offering
Charles D. Hamilton
233 Rogue River Highway
Grants Pass, Oregon           1,439,808(1)          11.44%%             10.22%

Lee Meyer
4045 Little Applegate Rd.
Jacksonville, Oregon 97530       50,000(1)           0.004%             0.0035%

Don Chapman
53606 Bridge Drive
La Pine, OR 97739                     0              0.00%              0.00%

Gary Arthur
2054 Haviland
Grants Pass, Oregon 97527       700,000              5.56%              4.97%

Officers & Directors
  As a Group (4 Persons)      2,089,808             16.60%             14.83%

Rogue Silicates, Inc.
P.O. Box 413
Murphy, Oregon 97533          5,000,000             39.72%             35.49%

Raymond Huckaba
7234 N. Applegate Road
Grants Pass, Oregon 97527     1,900,000             15.09%             13.49%

Percentages are based upon 12,588,807 issued and outstanding as of December 31, 2006.

(1)Includes 50,000 common shares each that have been authorized but are yet to be issued to Charles D. Hamilton, Lee Meyer, and Ray Huckaba from the sale of the mining claim to Advanced Mineral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Mining Claim. On February 29, 2005, Advanced Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Rayment Huckaba ("Sellers") to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Advanced Mineral. Lee Meyer and Charles Hamilton are officers and directors of Advanced Mineral. The issuance of the common shares was authorized but physical certificates have not yet been issued.

Rogue Silicates. Effective December 20, 2006, Advanced Mineral contracted Rogue Silicates, Inc., an affiliate, to mine and process clay from the Rogue mines for $60.00 per ton at the mine site to a ten mesh size. Rogue agreed to utilize its account with Industrial Mineral of Sacramento, CA to process any material to a finer mesh at the cost of $275 per hour.

Additionally, Rogue Silicates leased one of its two 5 acres mill sites known as Rogue Mill Site #1 and #2 by Highway 230 to Advanced Minerals for $200 per year.

Lastly, Rogue Silicate agreed to handle the mining, processing and shipping for Advanced Mineral. A minimum run will be 10,000 tons with an escrow account to be set up to pay for operations.

There is no specific termination clause in the agreement.

On December 23, 2006, Advanced Mineral purchased pyrophyllite clay as needed for a price of $50 per ton. Advanced Mineral shall be solely responsible for the expenses associated with shipping. Advanced Mineral has the right of inspection of the clay at the mine site. There is no specific termination clause in the agreement.


DESCRIPTION OF CAPITAL STOCK

The following statements discloses the material terms of your capital stock, including your common stock and preferred stock.

Our articles of incorporation and bylaws do not contain any anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Common Shares. Advanced Mineral's articles of incorporation authorize it to issue up to 29,000,000 common shares and 1,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Advanced Mineral legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Advanced Mineral has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Advanced Mineral. Accordingly, future dividends, if any, will depend upon, among other considerations, Advanced Mineral's need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of Advanced Mineral are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features. Our by-laws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Transfer Agent. Fidelity Transfer Company 1800 South West Temple, Suite 301 Salt Lake City, Utah, 84115 will transfer stock for Advanced Mineral.


SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 12,588,807 shares of our common stock of which 1,121,001 common shares may be freely traded without restriction pursuant to Rule 144(k) of the Securities Act of 1933. The 1,121,001 common shares were issued pursuant to an exemption from registration under Section 4(2) and/or Rule 504 of the Securities Act of 1933. These common shares were issued to non-affiliates and have been held for over two years.

There are no common shares that are subject to outstanding options or warrants to purchase, or securities convertible into, common equity of Advanced Minerals.

Upon the effectiveness of this registration statement, up to an additional 1,500,000 common shares may be sold pursuant to this prospectus and will be eligible for immediate resale in the public market if and when any market for the common stock develops. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Advanced Mineral is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   - One percent of the number of then outstanding shares of common stock, or
   - The average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Advanced Mineral under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our common stock. Our common stock is not traded over the counter. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board.

Holders

As of March 31, 2007, the approximate number of shareholders of common stock of Advanced Mineral was 67.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business.

Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.


EXPERTS

The financial statements of Advanced Mineral appearing in this registration statement have been audited by Larry O'Donnell, CPA, P.C., independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, against Advanced Mineral or its officers or directors in their capacity with Advanced Mineral at this time.


LEGAL MATTERS

Jody M. Walker, Centennial, Colorado, will pass upon certain legal matters with respect to the issuance of shares of common stock offered by this prospectus.


WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Advanced Mineral Technologies, Inc.
50 Beekman Sq.
Jacksonville, OR 97530
541-899-1500
Attention: Charles D. Hamilton, Chief Executive Officer and Chief
Financial Officer

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE, Washington D.C. 20549.

You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Report of Independent Registered Public Accounting Firm dated February
12, 2007.
Balance Sheets - December 31, 2005 and 2004
Statement of Operations for the periods ended December 31, 2006 and 2005 and inception (November 9, 1999) to December 31, 2006.
Statement of Changes in Stockholders' Equity for the periods ended December 31, 2006 and 2006 and inception (November 9, 19999) to December 31, 2006.
Statement of Cash Flows for the years ended December 31, 2006 and 2005 and inception (November 9, 1999) to December 31, 2006.
Notes to Financial Statements.

                       Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545                      2228 South Fraser Street
                                                               Unit 1
                                               Aurora, Colorado 80014


                      Independent Auditor's Report

Board of Directors
Advanced Mineral Technologies, Inc.

I have audited the accompanying balance sheets of Advanced Mineral Technologies, Inc. (a development stage company) as of December 31, 2006 and 2005 the related statements of operations, stockholders' equity and cash flows for the two years then ended and the period from inception (November 9, 1999) to December 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Mineral Technologies, Inc. (a development stage company) as of December 31, 2005 and 2004 and the results of its operations and cash flows for the two years then ended and the period from inception (November 9, 1999) to December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.



Larry O'Donnell, CPA, PC
Aurora, Colorado
February 12, 2007

                  Advanced Mineral Technologies, Inc.
                     (a development stage company)
                            Balance Sheets
                      December 31, 2006 and 2005

                                 Assets

                                                 2006         2005
                                              ----------   ----------
Current assets
  Cash                                        $      922   $      108
  Inventory                                        1,300        1,615
                                              ----------   ----------
    Total current assets                           2,222        1,723
                                              ----------   ----------

Property and equipment                             1,540        1,540
Less accumulated depreciation                        530          336
                                              ----------   ----------
                                                   1,010        1,204

Other assets
   Mineral interest                                8,348        8,348
   Deferred offering costs                         6,029            -
   Security deposits                                 500          500
                                              ----------   ----------
                                              $   14,877   $    8,848
                                              ==========   ==========


                  Liabilities and Stockholders' Equity
Current liabilities
  Loan payable-related parties                $   20,348   $    5,156
                                              ----------   ----------
    Total current liabilities                     20,348        5,156
                                              ----------   ----------

Stockholders' equity
Preferred stock, $.001 par value, authorized
 1,000,000 shares, none issued and outstanding
Common stock, $.001 par value, authorized
 29,000,000 shares, issued and outstanding
 12,588,807 shares                                12,589       12,589
Additional paid in capital                        63,011       63,011
Deficit accumulated during development stage     (77,839)     (68,981)
                                              ----------   ----------

                                                  (2,239)       6,619
                                              ----------   ----------

                                              $   18,109   $   11,775
                                              ==========   ==========

See Notes to Financial Statements

                  Advanced Mineral Technologies, Inc.
                     (a development stage company)
                        Statements of Operations
                 Years Ended December 31, 2005 and 2004
          And Inception (November 9, 1999) to December 31, 2005


                                                           Inception
                                                         (Nov 9, 1999)
                                                           to Dec 31,
                                    2006         2005         2005
                                 ----------   ----------   ----------
Revenues                         $    5,375   $    4,500   $   10,765
Cost of revenues                      1,615        1,615        3,230
                                 ----------   ----------   ----------
Gross profit                          3,760        2,885        7,535

Operating expenses                   12,618       10,376       85,374
                                 ----------   ----------   ----------
Net loss                         $   (8,858)  $   (7,491)  $  (77,839)
                                 ==========   ==========   ==========

Basic and diluted loss per share $    (.000)  $    (.000)  $    (.007)
                                 ==========   ==========   ==========

Weighted average number of
 common shares outstanding       12,588,807   12,588,807   11,499,000
                                 ==========   ==========   ==========






See Notes to Financial Statements

                  Advanced Mineral Technologies, Inc.
                     (a development stage company)
                  Statements of Stockholders' Equity
                Years Ended December 31, 2006 and 2005
          And Inception (November 9, 1999) to December 31, 2006

                                                            Additional
                                        Common Stock         Paid In     Accumulated
                                    Shares       Amount      Capital       Deficit
                                  ----------   ----------   ----------   ----------
Issuance of common stock
 on November 9, 1999 to
 founders for services             2,000,000   $    2,000   $        -   $   (2,000)

Issuance of common stock
 on May 3, 2000 for services       1,452,000        1,452            -       (1,452)

Issuance of common stock
 on May 3, 2000 for mineral
 interests                         8,348,000        8,348            -            -
                                  ----------   ----------   ----------   ----------
Balance, December 31, 2001        11,800,000       11,800            -       (3,452)

Issuance of common stock
 for cash                             40,001           40        5,960            -

Issuance of common stock
 for services                         18,666           19        2,781            -

Net loss for the year                      -            -            -       (8,017)
                                  ----------   ----------   ----------   ----------
Balance, December 31, 2002        11,858,667       11,859        8,741      (11,469)

Issuance of common stock
 for cash                            730,140          730       54,270            -

Net loss for the year                      -            -            -      (40,486)
                                  ----------   ----------   ----------   ----------
Balance, December 31, 2003        12,588,807       12,589       63,011      (51,955)

Net loss for the year                      -            -            -       (9,535)
                                  ----------   ----------   ----------   ----------
Balance December 31, 2004         12,588,807       12,589       63,011      (61,490)

Net loss for the year                      -            -            -       (7,491)
                                  ----------   ----------   ----------   ----------
Balance December 31, 2005         12,588,807   $   12,589   $   63,011   $  (68,981)

Net loss for the year                      -            -            -       (8,858)
                                  ----------   ----------   ----------   ----------
Balance December 31, 2006         12,588,807   $   12,589   $   63,011   $  (77,839)
                                  ==========   ==========   ==========   ==========

See the Notes to Financial Statement

                  Advanced Mineral Technologies, Inc.
                     (a development stage company)
                       Statements of Cash Flows
                     Years Ended December 31, 2005
         And Inception (November 9, 1999) to December 31, 2005

                                                                     Inception
                                                                   (Nov 9, 1999)
                                                                     to Dec 31,
                                              2006         2005         2005
                                           ----------   ----------   ----------
Cash flows from operating activities
  Net loss                                 $   (8,858)      (7,491)  $  (77,839)
  Noncash items Included in net loss                -            -            -
  Common stock issued for services                  -            -        6,252
    Depreciation                                  194          142          530
    Assets exchanged for fees                       -            -        5,000
  Decrease (increase) in:
    Inventory                                     315        1,615       (1,300)
    Security deposits                               -            -         (500)
                                           ----------   ----------   ----------
Net cash (used) provided by
 operating activities                          (8,349)      (5,682)     (67,857)
                                           ----------   ----------   ----------

Cash flows from investing activities
  Purchase of property and equipment                -            -       (6,540)
                                           ----------   ----------   ----------
Net cash used by investing activities               -            -      ( 6,540)
                                           ----------   ----------   ----------

Cash flows from financing activities
  Increase of loans payable                     15,192       5,000       20,348
  Increase in deferred offering costs           (6,029)          -       (6,029)
  Sale of common stock                          (    -           -       61,000
                                           ----------   ----------   ----------
Net cash provided by financing activities       9,163        5,000       75,319
                                           ----------   ----------   ----------
Net increase (decrease) in cash                   814         (682)         922
Cash, beginning                                   108          790            -
                                           ----------   ----------   ----------
Cash, ending                               $      922   $      108   $      922
                                           ==========   ==========   ==========

Schedule of noncash investing and financing transactions
  Mineral rights acquired
  Issuance of common stock                          -            -   $    8,348
                                           ==========   ==========   ==========

  Equipment exchanged for annual fees               -            -   $    5,000
                                           ==========   ==========   ==========

See Notes to Financial Statement

                  Advanced Mineral Technologies, Inc.
                     Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Organization of Business
------------------------
The Company was incorporated as Swan Land and Cattle Company in the state of Wyoming on November 9, 1999. On November 17, 1999 the name was changes to U.S. Sonix, Inc. On March 27, 2000 the name was changed to Advanced Mineral Technologies, Inc.

The Company is formulating plans to process, market and distribute a unique mineralized clay classified as pyrophyllite. The Company has acquired the mineral interest of pyrophyllite ore in Oregon.

The Company has not achieved significant revenues and is a development stage company.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments
-----------------------------------
Fair value estimates are based upon certain market assumptions and pertinent information available to management as of December 31, 2006. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Comprehensive Income
--------------------
Statement of Financial Accounting Standards No. 130, Reporting
Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). The Company did not have any components of comprehensive income (loss) to report.

Advanced Mineral Technologies, Inc.
Notes to Financial Statements (continued)

Cash equivalents
----------------
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Property and Equipment
----------------------
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets of five years.

Mineral Interests
-----------------
Mineral Interests is carried at cost.

Net Loss Per Share
------------------
SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share. The Company had no potential common stock instruments, which would result in a diluted loss per share.
Therefore, diluted loss per share is equivalent to basic loss per share.

Stock-Based Compensation
------------------------
SFAS No. 123, Accounting For Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company, at times,

Advanced Mineral Technologies, Inc.
Notes to Financial Statements (continued)

issues shares of common stock in payment for services rendered to the Company. The estimated fair value of the shares issued approximates the value of the services provided.

The Company has not had any employee stock-based compensation. However, when it has employee stock-based compensation and a quoted market price of the Company's common stock, the Company will account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting For Stock Issued To Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for product. The Company recognizes revenue after the product has been delivered.

Advertising
-----------
Advertising costs are expensed as incurred.

Income Taxes
------------
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Inventory
---------
Inventory consists of production materials and is stated at the lower of cost (first-in, first-out method), or market value.

Recently Issued Accounting Pronouncements
-----------------------------------------
In February 2006, the FASB issued SFAS No. 155. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1,

"Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." The Company does not expect application of SFAS No. 155 to have a material affect on its financial statements.

In March 2006, the FASB issued SFAS No. 156. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective as of the beginning of its
first fiscal year that begins after September 15, 2006.   An entity
should apply the requirements for recognition and initial measurement of servicing assets and servicing liabilities prospectively to all transactions after the effective date of this Statement. The Company does not expect application of SFAS No. 156 to have a material affect on its financial statements.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return that results in a tax benefit. Additionally, FIN 48 provides guidance on de-recognition, income statement classification of interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for the Company for its fiscal year ending June 30, 2008. The Company has not yet evaluated the effect that the application of FIN 48 may have, if any, on its future results of operations and financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement is effective as of the beginning of its
first fiscal year that begins after November 15, 2007.   This Statement
defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The Company does not expect application of SFAS No. 157 to have a material affect on its financial statements.

In September 2006, the FASB issued SFAS No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans. This Statement amends FASB Statements No. 87, 88, 106, and 132(R). This Statement is effective as of the beginning of its first fiscal year
that begins after December 15, 2006, but before June 16, 2007.   This
Statement improves financial reporting by requiring an employer to

Advanced Mineral Technologies, Inc.
Notes to Financial Statements (continued)

Note 1 - Organization and Summary of Significant Accounting Policies
(continued)

Recently Issued Accounting Pronouncements (continued)

recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The Company does not expect application of SFAS No. 158 to have a material affect on its financial statements.

Note 2 - Stockholders' Equity

Common Stock

Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

Preferred Stock

No shares of preferred stock have been issued or are outstanding.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated but may be designated by the Board of Directors from time to time.

Note 3 - Income Taxes

There is no provision for income taxes since the Company has incurred net operating losses. Income taxes at the federal statutory rate is reconciled to the Company's actual income taxes as follows:

                                                 2006         2005
                                              ----------   ----------
  Federal income tax benefit at statutory
   rate (34 percent)                           $   (3,000)  $  (2,500)
  State income tax benefit net of federal
   tax effect                                          -            -
  Deferred income tax valuation allowance          3,000        1,800
                                              ----------   ----------
                                              $        -   $        -
                                              ==========   ==========

The Company's deferred tax assets are as follows:

  Net operating loss carryforward             $   24,900   $   21,900
  Valuation allowance                            (24,900)     (21,900)
                                              ----------   ----------
                                              $        -   $        -
                                              ==========   ==========

Advanced Mineral Technologies, Inc.
Notes to Financial Statements (continued)

At December 31, 2006, the Company has net operating loss carryforwards of $77,000, which may be available to offset future taxable income through 2023.


Note 4 - Mineral Interest

On April 20, 2000 the Company has acquired the mineral interest of pyrophyllite ore in Oregon. The seller has agreed to sell to the Company 10 million tons of pyrophyllite for 5,000,000 shares of common stock. The stock has been valued at its par value of $.001 per share. They will also pay to the buyer $5,000 per year for maintenance.


Note 5- Loan Payable Related Parties

The Company has received loans primarily from it officers. Included in the loans is the accrued maintenance fee discussed in Note 4. The loans are unsecured, have no fixed due date and do not bear interest.

Up to a Maximum of 1,500,000 Common Shares,



Prospectus

Advanced Mineral Technologies, Inc.


May 7, 2007


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .    $ 353.10
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    18,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . . .   $27,353.10
                                  ==========

Item 26. Recent Sales of Unregistered Securities

On February 29, 2005, Advanced Mineral entered into a mining claim sales contract with James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Rayment Huckaba to purchase mining claims located at East 1/2 of Section 11, the Southwest 1/4 of Section 12, the South 1/2 of Section 14, the South 1/2 of
Section 13 and the West 1/2 of Section 18, township 29 south Range 3 East, WWM, Douglas County Oregon. The transaction closed on July 29, 2005. The purchase price was 400,000 common shares of Advanced

Mineral. Lee Meyer and Charles Hamilton are officers and directors of Advanced Mineral. Although the issuance was authorized by the board of directors, physical certificates have not been issued.

These common shares were issued pursuant to an exemption from registration under Section 4(2) to sophisticated investors.

Item 27. Exhibits

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit
(a) Exhibits

(3) Articles of Incorporation, By-Laws and Stock Option Plan.
      (i) Articles of Incorporation incorporated by reference to Form SB-2 filed February 14, 2006.
      (ii) By-Laws incorporated by reference to Form SB-2 filed
February 14, 2006.
      (iv) Instruments defining common stock incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(5) Consent and opinion of Jody M. Walker, Attorney At Law.
(10.1) Purchase agreement dated April 20, 2000 between Advanced
     Minerals and Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.2) Lease agreement with Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.3) Option to Purchase Mining Claims from Rogue Silicates, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.4) Lease agreement with World Organic's, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.5) Option to Purchase Mining Claims from World Organic's, Inc. incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.6) Mining Claim Sale Contract by and between Advanced Mineral and James Lane, Dorman Cox, Erik Thompson, Lee Meyer, Bobbie Meyer, Charles Hamilton, Laurel Hamilton and Raymond Huckaba incorporated by reference to Amendment 1 of Form SB-2 filed October 17, 2006.
(10.7) Agreement dated December 20, 2006 between Rogue Silicates and Advanced Mineral.
(10.8) Agreement for the Sale of Goods dated December 23, 2006 between Rogue Silicates and Advanced Mineral.
(11) Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23) Consent of Certified Public Accountant.

Item 28. Undertakings

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (section 230.424 of this chapter);
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Grants Pass, State of Oregon on the 7th day of May 2007.

Advanced Mineral Technologies, Inc.

/s/Charles D. Hamilton
------------------------------
By: Charles D. Hamilton, President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Advanced Mineral, Inc.
(Registrant)
By: /s/Charles D. Hamilton                  Dated: May 7, 2007
    -----------------------
    Charles D. Hamilton
    Director, Chief Executive Officer
    Chief Financial Officer, Controller


By: /s/Lee Meyer                            Dated: May 7, 2007
    -----------------------
    Lee Meyer
    Director

By: /s/Don Chapman                          Dated: May 7, 2007
    -----------------------
    Don Chapman
     Director

1